UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2015

COMMAND CENTER, INC.

(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3901 N. Schreiber Way, Coeur d’Alene, Idaho	83815
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 22, 2015, we purchased a 10% Original Issue Discount Convertible Note originally issued by Labor Smart, Inc., a Nevada corporation, to Gemini Master Fund, Ltd., a Cayman Islands corporation (the “Note”). The Note was issued by Labor Smart on March 27, 2014 in the principal amount of $220,000, bearing a 10% annual interest rate and with a maturity date of January 1, 2015.

At the option of the Holder, the Note together with any unpaid accrued interest is convertible into shares of common stock of Labor Smart at a variable conversion price calculated at 65% of the market price based on the average of the lowest volume weighted average price during the twenty trading day period ending prior to the Conversion Date.

On May 26, 2015, we provided to Labor Smart a notice of default and demand for payment of $305,429 under the terms of the Note. We plan to pursue all means available to collect amounts due under the Note.

At the present time, we do not own any shares of stock of Labor Smart, Inc. and have no present intent to convert all or any part of the amount due under the Note to common stock of Labor Smart.

We also provided a non-binding letter of intent to Labor Smart, proposing to purchase substantially all of the assets of Labor Smart under a Section 363 bankruptcy process.  We believe the auction process outlined under Section 363 of the U.S. Bankruptcy Code provides the best opportunity for a return to us.

The information being furnished pursuant to this Item 8.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing or document.

Forward Looking Statements

This Form 8-K contains statements related to our expectations for future events and future financial performance of Labor Smart. Generally, the words “believe” “intend”, “expect”, “anticipate”, and similar expressions and the assumptions upon which those statements are based, are “forward-looking statements.” Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. These statements are only predictions. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date such statements are made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future transactions or results, levels of activity, performance or achievements. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law. You are advised to consult further disclosures we may make on related subjects in our filings with the Securities and Exchange Commission (“SEC”). Our expectations, beliefs, or projections may not be achieved or accomplished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.

May 28, 2015	By:	/s/ Jeff Wilson
Jeff Wilson
Chief Financial Officer